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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-49029 of Osage Systems Group, Inc. on Form SB-2 of our report dated February 20, 1998, except for certain information in Note 1 to the consolidated financial statements, as to which the date is March 10, 1998, and certain information in
Note 10 to the consolidated financial statements, as to which the date is March 17, 1998 on our audit of the consolidated financial statements of Osage Systems Group, Inc. as of December 31, 1997 and for the year then ended; our report dated April 24, 1998 on the audits of the financial statements of Solsource Computers, Inc. as of January 31, 1998 and 1997 and for the years then ended; and our report dated April 10, 1998 on the audits of the financial statements of H.V. Jones, Inc. as of December 31, 1997 and 1996 and for the years then ended, all appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 8, 1998